EXECUTION COPY


                      FOURTH AMENDMENT AND AGREEMENT

         FOURTH AMENDMENT AND AGREEMENT, dated as of February 2, 1998 (this "Amendment"), to the Existing Credit Agreement (as hereinafter defined), by and among INTERNATIONAL AIRLINE SUPPORT GROUP, INC., a Delaware corporation (the "Borrower"), and BNY FINANCIAL CORPORATION, a New York corporation (the "Lender").

                             RECITALS

         The Borrower and the Lender have entered into the Existing Credit Agreement, pursuant to which the Lender is providing to the Borrower (i) a $13,000,000.00 revolving credit facility (the "Revolver Facility "), (ii) a $3,000,000.00 term loan facility (the "Term Loan A Facility"), (iii) a $3,750,000.00 term loan facility (the "Term Loan B Facility"), (iv) a $1,500,000.00 term loan facility (the "Term Loan C Facility") and (v) a $1,600,000.00 term loan facility (the "Term Loan D Facility") which are secured by accounts receivable, inventory and other collateral of the Borrower. The Borrower has requested that the Lender provide an additional $1,000,000.00 revolving credit facility (as defined below, the "Open Purchasing Revolver Facility") and make additional amendments to the Existing Agreement as more fully described below. Subject to the terms and conditions hereof, the Lender is willing to provide the Open Purchasing Revolver Facility to the Borrower and to amend certain provisions of the Existing Credit Agreement in order to effectuate the foregoing.

         In consideration of the foregoing and of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Existing Credit Agreement is amended as hereinafter provided.

                                   ****ARTII.

                                DEFINITIONS

     A.Definitions. (a) In addition to the definitions set forth in the heading and the recitals to this Amendment, the following definitions shall apply to this Amendment:


          "AGREEMENT": means the Credit Agreement, dated as of September 30, 1996, between the Borrower and the Lender, as amended by the First Amendment, Waiver and Agreement, dated as of March 24, 1997, between the Borrower and the Lender, the Second Amendment and Agreement, dated as of September 9, 1997, between the Borrower and the Lender and the Third Amendment and Agreement, dated as of October 15, 1997, between the Borrower and the Lender, as further amended, supplemented or otherwise modified from time to time up to and including this Amendment.



          "EXISTING CREDIT AGREEMENT": means the Credit Agreement, dated as of September 30, 1996, between the Borrower and the Lender, as amended by the First Amendment, Waiver and Agreement, dated as of March 24, 1997, between the Borrower and the Lender, the Second Amendment and Agreement, dated as of September 9, 1997, between the Borrower and the Lender and the Third Amendment and Agreement, dated as of October 15, 1997, between the Borrower and the Lender, as the same may have been further amended, supplemented or modified from time to time up to but not including the effectiveness of this Amendment.

          "FOURTH AMENDMENT DOCUMENTS": this Amendment and any other agreements, instruments and documents executed or delivered pursuant to or in connection with this Amendment and the transactions contemplated thereby.

          (b) Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.

                                   ****ARTII.

                              REPRESENTATIONS

     A.REPRESENTATIONS. The Borrower hereby represents and warrants as follows:

     *1.It (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and
(iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith reasonably could not, in the aggregate, be expected to have a Material Adverse Effect.

     *2.It has the power and authority, and the legal right, to make, deliver and perform this Amendment and the other Fourth Amendment Documents to which it is a party and to borrow under the Agreement and has taken all necessary action to authorize the borrowings on the terms and conditions of the Agreement and this Amendment and to authorize the execution, delivery and performance of the Fourth Amendment Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings under the Agreement or with the execution, delivery, performance, validity or enforceability of the Fourth Amendment Documents to which it is a party. Each Fourth Amendment Document to which the Borrower is a party has been or will be duly executed and delivered on behalf of the Borrower. Each Fourth Amendment Document to which the Borrower is a party when executed and delivered will constitute a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     *3.The conditions contained in Article IV hereof have been satisfied.

     *4.Each of the Credit Documents is on the date hereof in full force and effect.

                                  ****ARTIII.

                  AMENDMENTS TO EXISTING CREDIT AGREEMENT

     A.AMENDMENTS TO SECTION 1.

     *1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following new definitions therein in alphabetical order:


          "ABR RATE": as of any date of determination, a rate of interest calculated in accordance with the following schedule:

DEBT TO EQUITY RATIO ON THE
IMMEDIATELY PRECEDING DEBT TO
EQUITY RATIO RESET DATE                 ABR RATE

Greater than or equal to 4.00           Alternate Base Rate PLUS .75 %


Greater than or equal to 3.00 but less than Alternate Base Rate PLUS .50%
4.00

Greater than or equal to 2.00 but less than Alternate Base Rate plus .25 %
3.00

Greater than or equal to 1.00 but less than Alternate Base Rate minus .25 %
2.00

Less than 1.00                          Alternate Base Rate minus .75 %


; PROVIDED, however, that if such date of determination is a Debt to Equity Ratio Reset Date, then the calculation of such rate of interest shall be based upon the Debt to Equity Ratio on such date of determination.

          "ABR RATE Loans:" Loans, the rate of interest applicable to which is based upon the ABR Rate.


          "AVAILABLE OPEN PURCHASING REVOLVER FACILITY": at any time, an amount equal to the excess, if any, of (a) the Open Purchasing Revolver Facility OVER (b) the aggregate unpaid principal amount of all Open Purchasing Revolver Advances made by the Lender then outstanding.

          "CONSOLIDATED TOTAL LIABILITIES": of any Person, as of the date of determination, all liabilities of such Person and its consolidated Subsidiaries, if any, determined in conformity with GAAP, including Consolidated Current Liabilities and funded Indebtedness .

          "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation of a LIBOR Loan from one Interest Period to the next Interest Period.

          "CONVERT",   "CONVERSION"   and  "CONVERTED"  shall  refer  to  a
conversion of ABR Rate Loans into LIBOR Loans or of LIBOR Loans into ABR Rate Loans.

          "DEBT TO EQUITY RATIO": on any Debt to Equity Ratio Reset Date, the ratio of Indebtedness to Consolidated Tangible Net Worth, determined with reference to the balance sheet of the Borrower, delivered to the Lender under Section 6. 1, as at the end of the second month preceding such Debt to Equity Ratio Reset Rate.

          "DEBT TO EQUITY RATIO RESET DATE": March 1, June 1, September 1 and December 1 of each year.

          "FOURTH AMENDMENT": that certain Fourth Amendment and Agreement, dated as of February 2, 1998, between the Borrower and the Lender.

          "FOURTH AMENDMENT DOCUMENTS": the Fourth Amendment and any other agreements, instruments and documents executed or delivered pursuant to or in connection with the Fourth Amendment and the transactions contemplated thereby.

          "FOURTH AMENDMENT EFFECTIVE DATE": the date on which all of the conditions precedent to the effectiveness of the Fourth Amendment set forth in Article IV of the Fourth Amendment are first satisfied or waived.

          "INTEREST PERIOD": with respect to any LIBOR Loan:

           *a)initially, the period commencing on the borrowing date or Conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of Conversion, as the case may be, given with respect thereto; and

           *a)thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Lender not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

PROVIDED that, the foregoing provisions relating to Interest Periods are subject to the following:

          *(1)if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          *(1)any Interest Period that would otherwise extend beyond the Termination Date or beyond the date final payment is due on the Term Loans shall end on the Termination Date or such date of final payment, as the case may be;

          *(1)any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

          *(1)the Borrower shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Loan during an Interest Period for such LIBOR Loan.

               "INTEREST RATE": the collective reference to the ABR Rate and the LIBOR Rate.

               "LIBOR":   with  respect  to  each  day during each Interest
     Period pertaining to a LIBOR Loan, the rate per annum equal to the rate at which BNY is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its LIBOR Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Loan to be outstanding during such Interest Period.

               "LIBOR LOANS": The collective reference to each Loan, the rate of interest applicable to which is based upon the LIBOR Rate.

               "LIBOR RATE": as of any date of determination, a rate of interest calculated in accordance with the following schedule:




DEBT TO EQUITY RATIO ON THE             LIBOR RATE
IMMEDIATELY PRECEDING DEBT TO
EQUITY RATIO RESET DATE

Greater than or equal to 4.00           LIBOR PLUS 3.75 %

Greater than or equal to 3.00 but less than LIBOR PLUS 3.50%
4.00

Greater than or equal to 2.00 but less than LIBOR PLUS 3.25 %
3.00

Greater than or equal to 1.00 but less than LIBOR PLUS 2.75 % 2.00

Less than 1.00                          LIBOR PLUS 2.25 %

; PROVIDED, however, that if such date of determination is a Debt to Equity Ratio Reset Date, then the calculation of such rate of interest shall be based upon the Debt to Equity Ratio on such date of determination.

               "LIBOR RESERVE REQUIREMENTS": for any day as  applied  to  a
     LIBOR Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such system.

               "OPEN PURCHASING REVOLVER FACILITY": at any time, the obligation of the Lender to make Open Purchasing Revolver Advances to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed $1,000,000.00, as such obligation may be reduced from time to time in accordance with the provisions of this Agreement.

               "OPEN  PURCHASING  REVOLVER ADVANCES": as defined in Section
               2. 1(b).

               "REVOLVING CREDIT FACILITIES": the collective reference to the Revolver Facility and the Open Purchasing Revolver Facility.

               "TRANCHE": the collective reference to LIBOR Loans, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such LIBOR Loans shall originally have been made on the same day).

     *1.The definition of the term "Applicable Margin" is hereby deleted in its entirety.

     *2.The definition of the term "Business Day" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:


               `"BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, and, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on. or a Conversion of or into, or an Interest Period for, a LIBOR Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market."

     *1.The definition of the term "Credit Documents" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:


               `"CREDIT DOCUMENTS": this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Security Documents, each Consent and Agreement, Term Note A, Term Note B, Term Note C, Term Note D, any Revolver Note and any other documents, agreements or instruments executed and delivered to the Lender pursuant to Section 6. 11."

     *1.The definition of the term "Facilities" in Section 1.1 of the Existing Agreement is hereby deleted in its entirety and replaced by the following:


               `"FACILITIES": the collective reference to the Revolver Facility, the Open Purchasing Revolver Facility and the Term Loan A Facility, the Term Loan B Facility, the Term Loan C Facility and the Term Loan D Facility."

     *1.The definition of the term "Interest Payment Date" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:


               `"INTEREST PAYMENT DATE": (a) as to any ABR Loan, the last day of each calendar month, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any LIBOR Loan having an Interest Period longer than three months, (i) each day which is three months, or a whole multiple thereof, after the first day of such Interest Period, and
     (ii) the last day of such Interest Period."


     *1.The definition of the term "Loans" in Section 1. 1 of the Existing Agreement is hereby amended in its entirety and replaced by the following:


               `"LOAN":    any   loan,  including  without  limitation  any
     Revolver Advance, any Open Purchasing Revolver Advance, and any Term Loan, made by any Lender pursuant to this Agreement.'


     *1.The definition of the term "Revolver Advances" in Section 1. 1 of the Existing Agreement is hereby amended in its entirety and replaced by the following:


                `"REVOLVER ADVANCES":  as defined in Section 2.1(a).'


     A.AMENDMENTS TO SECTION 2.1. Section 2.1 is hereby deleted in its entirety and replaced by the following:


          "2.1 REVOLVING CREDIT FACILITIES.

           *a)Subject to the terms and conditions hereof, the Lender agrees in its reasonable discretion to make revolving credit loans ("Revolver Advances") to the Borrower from time to time during the period commencing with and including the Closing Date and ending with the termination of this Agreement in an aggregate principal amount at any one time outstanding not to exceed the lesser of the Revolver Facility then in effect and the Revolver Borrowing Base then in effect. During the term of this Agreement the Borrower may use the Revolver Facility by borrowing, prepaying the Revolver Advances in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolver Advances may from time to time be (i) LIBOR Loans, (ii) ABR Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Lender in accordance with Sections 2.2,
     3.1 and 3.14, PROVIDED that no Revolver Advances shall be made as a LIBOR Loan after the day that is one month prior to the Termination Date.

           *a)Subject to the terms and conditions hereof, the Lender agrees in its reasonable discretion to make revolving credit loans ("Open Purchasing Revolver Advances") to the Borrower from time to time during the period commencing with and including the Fourth Amendment Effective Date and ending with the termination of this Agreement in an aggregate principal amount at any one time outstanding not to exceed the Open Purchasing Revolver Facility. During the term of this Agreement the Borrower may use the Open Purchasing Revolver Facility by borrowing, prepaying the Open Purchasing Revolver Advances in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Open Purchasing Revolver Advances may from time to time be (i) LIBOR Loans, (ii) ABR Rate Loans, or (iii) a combination thereof, as determined by the Borrower and notified to the Lender in accordance with Sections 2.2, 3.1 and 3.14, PROVIDED that no Open Purchasing Revolver Advances shall be made as a LIBOR Loan after the day that is one month prior to the Termination Date"

     B.AMENDMENTS TO SECTION 2.2. Section 2.2 of the Existing Agreement is hereby deleted in its entirety and replaced with the following:


          "2.2 PROCEDURE FOR BORROWING UNDER REVOLVING CREDIT FACILITIES.

           *a)The Borrower may borrow under the Revolver Facility during the term of this Agreement on any Business Day in an aggregate principal amount not exceeding the Available Revolver Facility then in effect; PROVIDED that the Borrower shall give the Lender irrevocable notice, which notice must be received by the Lender prior to 12:00 noon, New York City time on or prior to the requested Borrowing Date, specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be a LIBOR Loan, an ABR Rate Loan or a combination thereof and (iv) if the borrowing is to be entirely or partly a LIBOR Loan, the respective amounts of each such LIBOR Loan and the respective lengths of the initial Interest Periods therefor. Upon receipt of any such notice from the Borrower, the Lender shall make the amount of each borrowing available to the Borrower by wire transfer of immediately available funds to the Borrower's account at First Union National Bank, Jacksonville, Florida, Account No. 2090000628791, ABA No. 063-000-021 or, with respect to Revolver Advances deemed to have been requested, by disbursing the amount thereof to the Lender in payment of outstanding Obligations.

           *a)The Borrower may borrow under the Open Purchasing Revolver Facility during the term of this Agreement on any Business Day in an aggregate principal amount not exceeding the Available Open Purchasing Revolver Facility then in effect; PROVIDED that the Borrower shall give the Lender irrevocable notice, which notice must be received by the Lender prior to 12:00 noon, New York City time on or prior to the requested Borrowing Date, specifying (i) the amount to be borrowed,
     (ii) the requested Borrowing Date, (iii) whether the borrowing is to be a LIBOR Loan, an ABR Rate Loan or a combination thereof and (iv) if the borrowing is to be entirely or partly a LIBOR Loan, the respective amounts of each such LIBOR Loan and the respective lengths of the initial Interest Periods therefor. Upon receipt of any such notice from the Borrower, the Lender shall make the amount of each borrowing available to the Borrower by wire transfer of immediately available funds to the Borrower's account at First Union National Bank, Jacksonville, Florida, Account No. 2090000628791, ABA No. 063-000-021."

     B.AMENDMENTS TO SECTION 2.3. Section 2.3 of the Existing Credit Agreement is hereby amended by inserting the following as subsection (e) at the end of such Section:


               "(e) The Term Loans may from time to time be (i) LIBOR Loans, (ii) ABR Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Lender in accordance with Sections 2.4, 3. 1 and 3.14. "

     A.AMENDMENTS TO SECTION 2.4. Section 2.4 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:


          "2.4 PROCEDURE FOR TERM LOAN BORROWING. The Borrower shall give the Lender irrevocable notice, which notice must be received by the Lender prior to 12:00 noon, New York City time, on the requested Borrowing Date for each Term Loan, other than any advance requested to be made in connection with the substitution of Approved Aircraft pursuant to Section 2.5 (each such advance, a "Substitution Advance"), and at least ten (10) Business Days prior to the requested Borrowing Date for any Substitution Advance, in each case requesting that the Lender make such advance on the requested Borrowing Date and specifying (i) whether the Term Loans are to be LIBOR Loans, ABR Rate Loans or a combination thereof, and (ii) if the Term Loans are to be entirely or partly LIBOR Loans, the respective amounts of each such LIBOR Loan and the respective lengths of the initial Interest Periods therefor' The amount of each such advance (including any Substitution Advance) shall be made available to the Borrower by wire transfer of immediately available funds to the Borrower's account at First Union National Bank, Jacksonville, Florida, Account No. 2090000628791, ABA No. 063-000-021."

     A.AMENDMENTS TO SECTION 3. 1. Sections 3. 1 (a), 3. 1 (b) and 3. 1 (c) of the Existing Credit Agreement are hereby deleted in their entirety and replaced with the following:


               "(a) Loans shall bear interest at a rate per annum equal to the Interest Rate then in effect from time to time in accordance with provisions of this Section 3.1 and Sections 2.2, 2.4 and 3.14 hereof.

                (b) If on any five Business Days (whether or not consecutive) occurring in any calendar month the amount of Revolver Advances outstanding on each such Business Day exceeds the lesser of the Revolver Borrowing Base and the Revolver Facility as in effect for each such Business Day with the permission of the Lender pursuant to
     Section 3.3(c), then the average daily balance of all Loans outstanding on each day during such month shall bear interest at the then applicable Interest Rate pursuant to Section 3.1(a) above, plus a per annum rate of one-half of one percent (0.50%).

                (c) If (i) all or a portion of (A) any principal of any Loan, (B) any interest payable thereon, (C) any fee payable hereunder or (D) any other amount payable hereunder shall not be paid when due (whether at the scheduled payment date or stated maturity, or by acceleration or otherwise, but in the case of clauses (B), (C) and (D) after giving effect to any applicable cure or grace period under
     Section 8(a)), or (ii) an Event of Default not occurring as a result of the failure to pay any such amount when due shall exist and be continuing, then, in each such case, the principal of the Loans and any such overdue interest, fee or other amount shall bear interest at a rate per annum which is the Interest Rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%, in each case from the date of such non-payment until such overdue principal, interest, fee or other amount is paid in full (as well after as before judgment)."

     A.AMENDMENTS TO SECTION 3.2. Section 3.2 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

               "(a) The Borrower may on the last day of any Interest Period with respect thereto, in the case of LIBOR Loans, or at any time and from time to time, in the case of ABR Rate Loans, prepay either or both of the Revolver Advances and the Open Purchasing Revolver Advances, in whole or in part, without premium or penalty, after giving to the Lender notice, which must be received by the Lender no later than 12:00 noon, New York City time on the date of such prepayment and which must specify the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein."

                (b) The Borrower may on the last day of any Interest Period with respect thereto, in the case of LIBOR Loans, or at any time and from time to time, in the case of ABR Rate Loans, prepay any or all of the Term Loans, in whole or in part, without premium or penalty after giving to the Lender notice, which must be received by the Lender no later than 12:00 noon, New York City time on the date of such prepayment and which must specify the date and amount of prepayment, identify the Term Loan as to which such prepayment relates and whether the prepayment is of LIBOR Loans, ABR Rate Loans or a combination thereof, and, if of a combination thereof the amount allocable to each. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein with respect to the Term Loan specified therein and the amount of such payments shall be applied against scheduled repayments of principal thereof on a PRO RATA basis and shall reduce the related Term Loan Facility on a dollar-for-dollar basis."

     A.AMENDMENTS TO SECTION 3.4. Section 3.4 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:


               "(a) All fees and interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Lender shall as soon as practicable notify the Borrower of each determination of a LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the ABR Rate or the LIBOR Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Lender shall as soon as practicable notify the Borrower of the effective date and the amount of each such change in interest rate.

                (b) Each determination of an Interest Rate by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error. The Lender shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Lender in determining any Interest Rate pursuant to Section 3. 1 (a)."

     A.AMENDMENTS TO SECTION 3.5(B). Section 3.5(b) of the Existing Credit Agreement is hereby amended by deleting in the eighth line thereof, after the words "shall be" the words "three (3) Business Days" and replacing them with the words "two (2) Business Days".

     B.AMENDMENTS TO SECTION 3.5(G). Section 3.5(g) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:


               "(g) The Borrower agrees that, upon the request by the Lender, the Borrower will execute and deliver to the Lender (i) a promissory note of the Borrower evidencing Term Loan A of the Lender, in form and substance acceptable to the Lender ("Term Note A"), (ii) a promissory note of the Borrower evidencing Term Loan B of the Lender, in form and substance acceptable to the Lender ("Term Note B"), (iii) a promissory note of the Borrower evidencing Term Loan C of the Lender, in form and substance acceptable to the Lender ("Term Note C"), (iv) a promissory note of the Borrower evidencing Term Loan D of the Lender, in form and substance acceptable to the Lender ("Term Note D"), (v) a promissory note of the Borrower evidencing the Revolver Advances of the Lender in form and substance acceptable to the Lender (a "Revolver Note"), and/or a promissory note of the Borrower evidencing the Open Purchasing Revolver Advances of the Lender in form and substance acceptable to the Lender (an "Open Purchasing Revolver Note")."

     A.AMENDMENTS TO SECTION 3. Section 3 of the Existing Credit Agreement is hereby amended by incorporating the following new sections:


          "3.14 CONVERSION AND CONTINUATION OPTIONS. (a)The Borrower may elect from time to time to Convert any or all the Loans from LIBOR Loans to ABR Rate Loans, by giving the Lender at least two Business Days' prior irrevocable notice of such election, PROVIDED that any such Conversion of Loans from LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to Convert any or all of the Loans from ABR Rate Loans to LIBOR Loans by giving the Lender at least three Business Days' prior irrevocable notice of such election. Any such notice of Conversion of the Loans to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. All or any part of outstanding Loans may be Converted as provided herein, PROVIDED that (i) no Loan may be Converted into a LIBOR Loan when any Event of Default has occurred and is continuing and the Lender has determined that such a Conversion is not appropriate, (ii) any such Conversion may only be made if, after giving effect thereto, Section 3.15 shall not have been contravened, and (iii) no Loan may be converted into a LIBOR Loan after the date that is one month prior to the Termination Date (in the case of Conversions of Revolver Advances or Open Purchasing Revolver Advances) or the date of the final installment of principal (in the case of Conversions of Term Loans).

               (b) Any LIBOR Loan may be Continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Lender, in accordance with the applicable provisions of the term 'Interest Period" set forth in
     Section 1. 1, of the length of the next Interest Period to be applicable to such Loan, PROVIDED that no LIBOR Loan may be Continued as such (i) when any Event of Default has occurred and is continuing and the Lender has determined that such a Continuation is not appropriate, (ii) if, after giving effect thereto, Section 3.15 would be contravened or (iii) after the date that is one month prior to the Termination Date (in the case of Continuations of Revolver Advances or Open Purchasing Revolver Advances) or the date of the final installment of principal (in the case of Continuations of Term Loans) and PROVIDED, FURTHER, that if the Borrower shall fail to give such notice or if such Continuation is not permitted such Loans shall be automatically converted to ABR Rate Loans on the last day of such then expiring Interest Period.

          3.15 MINIMUM AMOUNTS OF TRANCHES; MAXIMUM NUMBER OF TRANCHES IN EACH FACILITY. All borrowings, conversions and continuations of LIBOR Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Advances comprising each Tranche shall be greater than or equal to $500,000.00. At no time shall there be outstanding under any Facility more than three Tranches.

          3.16 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period the Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rates for such Interest Period, the Lender shall give telecopy or telephonic notice thereof to the Borrower as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as ABR Rate Loans, (y) any Loans that were to have been Converted on the first day of such Interest Period to LIBOR Loans shall be Converted to or Continued as ABR Rate Loans and (z) any outstanding LIBOR Loans shall be Converted, on the first day of such Interest Period, to ABR Rate Loans. Until such notice has been withdrawn by the Lender, no further LIBOR Loans shall be made or Continued as such, nor shall the Borrower have the right to Convert Loans to LIBOR Loans.

          3.17 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for the Lender to make or maintain LIBOR Loans as contemplated by this Agreement, (a) the commitment of the Lender hereunder to make LIBOR Loans, Continue LIBOR Loans as such and Convert Loans to LIBOR Loans shall forthwith be canceled and (b) the Lender's Loans then outstanding as LIBOR Loans, if any, shall be Converted automatically to ABR Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such Conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to the Lender such amounts, if any, as may be required pursuant to Section 3.18.

          3.18 INDEMNITY. The Borrower agrees to indemnify the Lender and to hold the Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, Conversion into or Continuation of LIBOR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement or (b) the making of a prepayment of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, Converted or Continued, for the period from the date of such prepayment or of such failure to borrow, Convert or Continue to the last day of such Interest Period (or, in the case of a failure to borrow, Convert or Continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein over (ii) the amount of interest (as reasonably determined by the Lender) which would have accrued to the Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     A.AMENDMENTS TO SECTION 6.1(C). Section 6.1(c) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:


               "(c) as soon as available, but in any event not later than the close of business on the last Business Day of each calendar month, the unaudited balance sheet of Borrower as at the end of the immediately preceding month and the related unaudited statements of income and retained earnings and of cash flows of the Borrower for such immediately preceding month and the portion of the fiscal year through the end of such immediately preceding month, setting forth in each case in comparative form the figures for the previous year, certified by the Chief Financial Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments); PROVIDED, however, that the Borrower shall deliver all financial statements required by this Section 6. 1 (c) with respect to the last calendar month of the Borrower's fiscal year not later than 60 days after such last month;"

     A.AMENDMENTS TO SCHEDULE I. Schedule I to the Existing Credit Agreement is hereby amended in its entirety to read as is set forth on
Schedule I hereto.

     B.AMENDMENTS TO SCHEDULE 1.1. Schedule 1.1 to the Existing Credit Agreement is hereby amended in its entirety to read as is set forth on
Schedule 1.1 hereto.





                                 ****ARTII.

                        CONDITIONS TO EFFECTIVENESS


         This Amendment, and the modifications to the Credit Agreement provided for herein, shall become effective on the date (the "Fourth Amendment Effective Date") on which all of the following conditions have been (or are concurrently being)
         satisfied:

     A.This Amendment shall have been executed and delivered by each party hereto.

     B.The Lender shall have received executed legal opinions of King & Spalding, special counsel to the Borrower, in form and substance satisfactory to the Lender and taking into account this Amendment and the matters contemplated hereby. Such legal opinion shall cover such matters incident to the transactions contemplated by this Amendment as the Lender may reasonably require.

     C.The Lender shall have received a copy, in form and substance reasonably satisfactory to the Lender, of the corporate resolutions of the Borrower, authorizing the Open Purchasing Revolving Facility and the execution, delivery and performance of this Amendment, certified by the Secretary or an Assistant Secretary of the Borrower as of the Fourth Amendment Effective Date, which certificates shall state that the resolutions or authorizations thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

     D.The Lender shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Fourth Amendment Effective Date, as to the incumbency and signature of the officer(s) of the Borrower executing this Amendment and any certificate or other document to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

     E.The Lender shall have received certificates from the Borrower, stating that its Governing Documents have not been amended since September 30, 1996.

     F.The Lender shall have received copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of the Borrower in the State of its organization and in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation or other entity except where the failure to so qualify would not have a Material Adverse Effect.

     G.Each of the representations and warranties made by the Borrower in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of the Fourth Amendment Effective Date as if made on and as of such date (except to the extent the same relate to another, earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

     H.No Default or Event of Default shall have occurred and be continuing.

     I.All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment, the Existing Credit Agreement, the Credit Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

     J.The Lender shall have received each additional document, instrument, legal opinion or item of information reasonably requested by the Lender, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower is to be a party.

                                  ****ARTIII.

                               MISCELLANEOUS



     A.PAYMENT OF EXPENSES. (a) Without limiting its obligations under
Section 9.5 of the Existing Agreement, the Borrower agrees to pay or reimburse the Lender for all of its reasonable costs and expenses incurred in connection with this Amendment and the other Fourth Amendment Documents, including, without limitation, the reasonable costs and expenses of Cadwalader, Wickersham & Taft, counsel to the Lender, and expressly acknowledge that their obligations hereunder constitute "Obligations" within the meaning of the Existing Credit Agreement.

     B.NO OTHER AMENDMENTS, CONFIRMATION. Except as expressly amended, modified and supplemented hereby and by the documents related hereto, the provisions of the Existing Credit Agreement and the other Credit Documents shall remain in full force and effect.

     C.AFFIRMATION BY BORROWER. The Borrower hereby consents to the execution and delivery of this Amendment and each of the other Fourth Amendment Documents to which Borrower is a party and reaffirms its obligations under the Credit Documents.

     D.GOVERNING LAW; COUNTERPARTS. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.


          (b) This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Amendment signed by all the parties shall be lodged with the Borrower and the Lender. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                          [SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                              INTERNATIONAL AIRLINE SUPPORT
                              GROUP INC.



                              By:
                              Name:
                              Title:


                              BNY FINANCIAL CORPORATION



                              By:
                              Name:
                              Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.



                              INTERNATIONAL AIRLINE SUPPORT
                              GROUP, INC.



                              By:
                              Name:
                              Title:


                              BNY FINANCIAL CORPORATION


                              By:
                              Name:
                              Title:

SCHEDULE I


               APPROVED AIRCRAFT, APPROVED AIRCRAFT LEASES.
               PERMITTED JURISDICTIONS AND PERMITTED LESSEES


TERM LOAN A AIRCRAFT:

     DESCRIPTION REGISTRATION NO. MANUFACTURER SERIAL NO.


TERM LOAN A ENGINES

     Description                   Manufacturer Serial No.

1.   Pratt & Whitney JT8D-7        654823
2.   Pratt & Whitney JT8D-7        649055
3.   Pratt & Whitney JT8D-7        653893
4.   Pratt & Whitney JT8D-9        653845

TERM LOAN B AIRCRAFT

     DESCRIPTION         REGISTRATION NO.    MANUFACTURER SERIAL, NO.

1.   Boeing B-727-044F   N94GS               18892
2.   Boeing B-727-031F   N21ONE              18903
3.   Boeing B-727-031F   N22ONE              18905

TERM LOAN B ENGINES

     DESCRIPTION              MANUFACTURER SERIAL NO.

1.   Pratt & Whitney JT8D-7   654550
2.   Pratt & Whitney JT8D-7   655463
3.   Pratt & Whitney JT8D-7   649033
4.   Pratt & Whitney JT8D-7   654150
5.   Pratt & Whitney JT8D-7   654055
6.   Pratt & Whitney JT8D-7   655321
7.   Pratt & Whitney JT8D-7   648897
8.   Pratt & Whitney JT8D-7   649406
9.   Pratt & Whitney JT8D-7   649368

TERM LOAN C AIRCRAFT

     DESCRIPTION              REGISTRATION NO. MANUFACTURER SERIAL NO.

1.   McDonnell Douglas DC-9-51 N919PJ        47663



TERM LOAN C ENGINES

     DESCRIPTION              MANUFACTURER SERIAL NO.

1.   Pratt & Whitney JT8D-17  P688741
2.   Pratt & Whitney JT8D-17  P688116B

TERM LOAN D AIRCRAFT

     DESCRIPTION              REGISTRATION NO. MANUFACTURER SERIAL NO.

1.   McDonnell Douglas DC-9-51 N920PJ        47667




TERM LOAN D ENGINES

     DESCRIPTION              MANUFACTURER SERIAL NO.

1.   Pratt & Whitney JT8D-17  P688724
2.   Pratt & Whitney JT8D-17  P688721

APPROVED AIRCRAFT LEASES:

1. Property subject to lease: (1) Boeing 727-044F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: February 17, 1994 through March 19,1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:   $45,000 per month plus "D" check reserves of $75 per flight hour.

2. Property subject to lease: (1) Boeing 727-031F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: September 2, 1993 through January 22, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:   $45,000 per month plus 'D" check reserves of $75 per flight hour.

3. Property subject to lease: (1) Boeing 727-031F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: September 2, 1993 through February 1, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:   $45,000 per month plus "D" check reserves of $75 per flight hour.

5.   Property subject to lease: (1) McDonnell Douglas DC-9-51 Aircraft, two
    (2) Pratt & Whitney JT8D-17 engines and other related equipment.

Lessee:   Sun Jet International, Inc.
Term: From not later than October 1, 1997 through the earlier of (i)
          October 1, 1999 and (ii) the date on which the next scheduled "D" check is due in accordance with Section 3(b) of the Lease.
Amount: $60,000 per month plus "D" check reserves of $75 per flight hour, $55 per Engine flight hour per Engine and $25 per Airframe flight hour for APU overhaul.

6.   Property subject to lease: (1) McDonnell Douglas DC-9-51 Aircraft, two
     (2) Pratt & Whitney JT8D-17 engines and other related equipment.

Lessee:   Sun Jet International, Inc.
Term: From not later than October 1, 1997 through the earlier of (i)
          October 1, 1999 and (ii) the date on which the next scheduled "D" check is due in accordance with Section 3(b) of the Lease.
Amount: $60,000 per month plus "D" check reserves of $75 per flight hour, $55 per Engine flight hour per Engine and $25 per Airframe flight hour for APU overhaul.

PERMITTED JURISDICTIONS:

WITH RESPECT TO APPROVED AIRCRAFT OTHER THAN TERM LOAN C AIRCRAFT AND TERM LOAN D AIRCRAFT:

          Canada
          United States of America (including the continental U.S. and Alaska, Hawaii and the U.S. Virgin Islands)
          United States of Mexico
     WITH RESPECT TO TERM LOAN C AIRCRAFT AND TERM LOAN D AIRCRAFT:

          Canada
          Mexico
          United States of America (including the continental U.S. and Alaska, Hawaii and the U.S. Virgin Islands) the Bahamas
          Bermuda
          Honduras
          Guatemala
          Belize
          Costa Rica
          Panama
          Jamaica
          Cayman Islands
          Dominican Republic
          Puerto Rico
          British Virgin Islands
          Turks and Caios Islands
          Anguilla
          Saint Vincent and Grenadines
          Montserrat
          Antigua and Barbuda
          Guadeloupe
          Dominica
          Martinique
          Barbados
          Grenada
          Aruba
          Saint Lucia
          Netherlands Antilles
          Trinidad and Tobago

     WITH RESPECT TO ELIGIBLE ACCOUNTS:

          Canada
          United States of America (including the continental U.S. and Alaska, Hawaii and the U.S. Virgin Islands)

     WITH RESPECT TO ELIGIBLE LEASE PAYMENT RECEIVABLES:

          Canada
          United States of America (including the continental U.S. and Alaska, Hawaii and the U.S. Virgin Islands)
          United States of Mexico


PERMITTED LESSEES:

1. Property subject to lease: (1) Boeing 727-044F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: February 17, 1994 through March 19, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:   $45,000 per month plus "D" check reserves of $75 per flight hour.
Sublessee: Ryan International Airlines

2. Property subject to lease: (1) Boeing 727-031F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: September 2, 1993 through January 22, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the 64 "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:   $45,000 per month plus "D" check reserves of $75 per flight hour.
Sublessee: Ryan International Airlines

3. Property subject to lease: (1) Boeing 727-031F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: September 2, 1993 through February 1, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d)
         of the
         Lease.
Amount:   $45,000 per month plus "D" check reserves of $75 per flight hour.
Sublessee: Ryan International Airlines

5. Property subject to lease: (5) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Express One International, Inc.
Term: March 3, 1997 through  in accordance with Section 2.2 of the Lease.
Amount: $8,000 per engine per month plus $65 per operating cycle or hour per engine (whichever is greater).

6.   Property subject to lease: (1) McDonnell Douglas DC-9-51 Aircraft, two
     (2) Pratt & Whitney JT8D-17 engines and other related equipment.

Lessee:   Sun Jet International, Inc.
Term: From not later than October 1, 1997 through the earlier of (i)
          October 1, 1999 and (ii) the date on which the next scheduled "D" check is due in accordance with Section 3(b) of the Lease.
Amount: $60,000 per month plus "D" check reserves of $75 per flight hour, $55 per Engine flight hour per Engine and $25 per Airframe flight hour for APU overhaul.
7.   Property subject to lease: (1) McDonnell Douglas DC-9-51 Aircraft, two
    (2) Pratt & Whitney JT8D-17 engines and other related equipment.

Lessee:   Sun Jet International, Inc.
Term: From not later than October 1, 1997 through the earlier of (i)
         October 1, 1999 and (ii) the date on which the next scheduled "D" check is due in accordance with Section 3(b) of the Lease.
Amount:   $60,000 per month plus 'D" check reserves of $75 per flight hour,
         $55 per Engine flight hour per Engine and $25 per Airframe flight hour for APU overhaul.

                               SCHEDULE 1.1



              AIRCRAFT, AIRCRAFT ENGINES AND AIRCRAFT LEASES


AIRCRAFT AND AIRCRAFT ENGINES:

     DESCRIPTION              REGISTRATION NO.    MANUFACTURER SERIAL NO.

1.   AIRCRAFT ENGINES:
     Pratt & Whitney JT8D engine                  653893
     Pratt & Whitney JT8D engine                  649055

2.                            AIRCRAFT ENGINES:
     Pratt & Whitney JT8D engine                  654823


3.                            AIRCRAFT:
     Boeing 727-044F          N94GS               18892
     AIRCRAFT ENGINES:
     Pratt & Whitney JT8D-7 engine                654550
     Pratt & Whitney JT8D-7 engine                655463
     Pratt & Whitney JT8D-7 engine                649033

4.                            AIRCRAFT:
     Boeing 727-031F          N210NE              18903
     AIRCRAFT ENGINES:
     Pratt & Whitney JT8D-7 engine                654150
     Pratt & Whitney JT8D-7 engine                654055
     Pratt & Whitney JT8D-7 engine                655321

5.   AIRCRAFT:
     Boeing 727-031 F         N220NE              18905
     AIRCRAFT ENGINES:
     Pratt & Whitney JT8D-7 engine                648897
     Pratt & Whitney JT8D-7 engine                649406
     Pratt & Whitney JT8D-7 engine                649368


 6.                           AIRCRAFT ENGINES:
     Pratt & Whitney JT8D-9 engine 666227

7.   AIRCRAFT

     McDonnell Douglas DC-9-51 N919PJ             47663

8.                            AIRCRAFT ENGINES:
                              Pratt & Whitney JT8D-17 P688741
     Pratt & Whitney JT8D-17                      P688116B

9.                            AIRCRAFT
     McDonnell Douglas DC-9-51 N920PJ             47667

10.  AIRCRAFT ENGINES:
     Pratt & Whitney JT8D-17                      P688724
     Pratt & Whitney JT8D-17 P688721

11.  AIRCRAFT ENGINES:
     Pratt & Whitney JT8D-9 653845

AIRCRAFT LEASES:

1. Property subject to lease: (1) Boeing 727-044F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: February 17, 1994 through March 19, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft' service bulletins in accordance with Section 6(d) of the Lease.
Amount:   $45,000 per month plus "D" check reserves of $75 per flight hour.
Sublessee: Ryan International Airlines

2. Property subject to lease: (1) Boeing 727-031F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: September 2, 1993 through January 22, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:   $45,000 per month plus "D" check reserves of $75 flight hour.
Sublessee:     Ryan International Airlines

7.   Property subject to lease: (1) McDonnell Douglas DC-9-51 Aircraft, two
     (2) Pratt Whitney JT8D-17 engines and other related equipment.

Lessee:   Sun Jet International, Inc.
Term: From not later than October 1, 1997 through the earlier of (i)
          October 1, 1999 and (ii) the date on which the next scheduled "D" check is due in accordance with Section 3(b) of the Lease.
Amount: $60,000 per month plus "D" check reserves of $75 per flight hour, $55 per Engine flight hour per Engine and $25 per Airframe flight hour for APU overhaul.

3. Property subject to lease: (1) Boeing 727-031F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: September 2, 1993 through February 1, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:   $45,000 per month plus "D" check reserves of $75 per flight hour.
Sublessee: Ryan International Airlines

5. Property subject to lease: (5) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Express One International, Inc.
Term: March 3, 1997 through  in accordance with Section 2.2 of, the Lease.
Amount: $8,000 per engine per month plus $65 per operating cycle or hour per engine (whichever is greater).

6.   Property subject to lease: (1) McDonnell Douglas DC-9-51 Aircraft, two
     (2) Pratt & Whitney JT8D-17 engines and other related equipment.

Lessee:   Sun Jet International, Inc.
Term: From not later than October 1, 1997 through the earlier of (i)
         October 1, 1999 and (ii) the date on which the next scheduled "D" check is due in accordance with Section 3(b) of the Lease.
Amount:   $60,000 per month plus "D" check reserves of $75 per flight hour,
         $55 per Engine flight hour per Engine and $25 per Airframe flight hour for APU overhaul.

7.   Property subject to lease: (1) McDonnell Douglas DC-9-51 Aircraft, two
    (2) Pratt & Whitney JT8D-17 engines and other related equipment.

Lessee:   Sun Jet International, Inc.
Term: From not later than October 1, 1997 through the earlier of (i)
         October 1, 1999 and (ii) the date on which the next scheduled "D" check is due in accordance with Section 3(b) of the Lease.
Amount:   $60,000 per month plus "D" check reserves of $75 per flight hour,
         $55 per Engine flight hour per Engine and $25 per Airframe flight hour for APU overhaul.









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